FORM 8-A

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Teligent, Inc.

(Formerly known as IGI Laboratories, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	01-0355758
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

105 Lincoln Avenue, Buena, New Jersey	08310
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which to be registered
each class is to be registered

Common Stock, $0.01 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

For a description of the Registrant’s common stock, par value $0.01 per share, to be registered hereunder, reference is made to the information set forth under the heading “Description of Common Stock” in the Registrant’s prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-3 (File No. 333-196543) as filed with the Securities and Exchange Commission (the “Commission”) on June 5, 2014 (as subsequently amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), which information is hereby incorporated by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market and the securities registered hereunder are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TELIGENT, INC.

Date: October 23, 2015

By:	/s/ Jenniffer Collins
Name: Jenniffer Collins
Title: Chief Financial Officer